Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2020, with respect to the consolidated financial statements of fuboTV Media Inc., a Delaware corporation (f/k/a fuboTV Inc.) included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-243876) and related Preliminary Prospectus of fuboTV Inc., a Florida corporation (f/k/a FaceBank Group, Inc.) for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
October 5, 2020